UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2009

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive

Olathe, KS  66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2009, Torotel, Inc. (the “Company”) terminated the Restricted Stock Agreements with Benjamin E. Ames, Jr., in anticipation of a change in Mr. Ames’ job responsibilities.  These agreements, dated July 31, 2006 and August 7, 2007, represented 190,000 non-vested common shares of the Company.  Mr. Ames remains as an employee of Torotel Products, Inc.

Effective April 9, 2009, the Company and Mr. Ames agreed to amend Mr. Ames’ employment arrangement to reflect a change in Mr. Ames’ responsibilities.  Under the new compensation arrangement, Mr. Ames’ base salary will be $100,000 per year until May 1, 2010, and $78,000 per year, thereafter.  Mr. Ames is eligible to receive commissions ranging from 0.5% to 3.0% for sales of new assemblies and new magnetics products.  Mr. Ames is also entitled to receive employee benefits provided to Company employees generally from time to time.  Mr. Ames’ employment arrangement also includes customary non-competition and non-solicitation provisions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
Chief Financial Officer

Date:	April 15, 2009